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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We hereby consent to the use of our report on the financial statements of Northern Bank of Commerce included in this Registration Statement on Form S-4 and to the reference to our Firm under the capital "Experts" in the Prospectus.



/s/ Moss Adams

Portland, Oregon
November 22, 1999